Exhibit 10.3

AMENDED AND RESTATED
ASSET SERVICING AGREEMENT

THIS AMENDED AND RESTATED ASSET SERVICING AGREEMENT (this “Agreement”), dated as of April 19, 2006, is made by and between GKK Manager LLC, a Delaware limited liability company (the “Manager”), and SLG Gramercy Services LLC, a Delaware limited liability company (“Servicer”).

WHEREAS, Manager provides management services to Gramercy Capital Corp., a Maryland corporation (the “Parent”), and GKK Capital LP, a Delaware limited partnership (the “Operating Partnership” and collectively with the Parent and subsidiaries and other entities controlled by either of them, the “Company”), pursuant to that certain Management Agreement dated as of August 2, 2004, by and among the Parent, the Operating Partnership and the Manager, as amended and restated as of the date hereof (the “Management Agreement”);

WHEREAS, the Manager desires to engage Servicer to manage and service certain assets of the Company;

WHEREAS, Servicer is willing to perform the services described herein on the terms and conditions hereinafter set forth;

WHEREAS, the Manager and Servicer entered into the original asset servicing agreement as of August 2, 2004 (the “Original Asset Servicing Agreement”); and

WHEREAS, the Manager and Servicer desire to amend and restate the Original Asset Servicing Agreement in its entirety.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements herein set forth and intending to be legally bound, the parties hereto agree that the Original Asset Servicing Agreement shall be amended and restated in its entirety as follows:

1.     Services.

(a)   Servicer agrees to provide the following asset management services (the “Services”) to the Manager upon request with respect to the Serviced Assets (as defined in Section 3):

(i)            issuing bills and payment notices, and making all reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Assets, and shall follow such collection procedures as are in accordance with generally applicable servicing practices;

(ii)           establishing, and maintaining during the term of this Agreement, the Company Account (as defined in the Management Agreement), and any sub or related accounts in connection therewith (collectively, the “Accounts”).  The Accounts shall relate solely to the Serviced Assets, and funds in the Accounts shall be held in trust by the Servicer for the benefit of the Manager and shall not be commingled with any other moneys.   The Servicer shall notify the Manager in writing of the location and account number of the Accounts and shall thereafter give the Manager written notice of any change of the location or account number of the Accounts promptly following the date of such change;

(iii)          depositing into the Accounts all payments on account of principal of the Serviced Assets, including any principal prepayments thereon and all payments on account of interest or yield on the Serviced Assets, (including any default interest or late charges), any exit fees and any other amounts received with respect thereto (including, without limitation, any amounts received in connection with the liquidation or other conversion of a Serviced Asset);

(iv)          making withdrawals from the Accounts of amounts on deposit therein for (without duplication) the following purposes:

(1)           to pay any amount deposited in the Accounts in error to the Person entitled thereto;

(2)           to pay to itself its fees due hereunder and to reimburse itself for any other amounts owed to it pursuant to the Agreement;

(3)           after the withdrawal pursuant to the immediately preceding clause (2), to distribute to the Manager any amounts remaining in the Accounts; and

(4)           to clear and terminate the Accounts upon termination of this Agreement;

(v)           preparing and distributing to Manager, on the date on which any distribution is made to the Manager a report setting forth each Serviced Asset (a) the servicing fee paid on such date, (b) any other amounts paid to the Servicer on such date, and (c) any amounts of principal interest, yield, default interest, late charges, exit fees and any other amounts distributed to Manager on such day;

(vi)          processing requests for approvals and consents received by Servicer in connection with the Serviced Assets for leases and draw requests from escrow accounts and reserve funds;

(vii)         monitoring compliance with insurance requirements;

(viii)        monitoring real estate tax and insurance escrow deposits;

(ix)           reviewing periodic budgeting and financial reporting under the Serviced Assets; and

(x)            issuing customary reporting with respect to each of the Serviced Assets and the portfolio of all Serviced Assets, and as may be required of the Manager under the Management Agreement.

(b)   In addition to the Services, the Manager may request Servicer to be appointed as a special servicer or sub-servicer to a special servicer in respect of any Serviced Asset.  To the extent Servicer accepts such appointment, the Servicer agrees to provide the following special asset management services (the “Special Services”) to the Manager:

(i)            reviewing loan files of the Serviced Assets to:  (A) assess the Company’s rights in and to collateral securing the subject loans, including bank accounts, letters of credit and funds held in escrow; and (B) identify guarantees, other credit support and additional sources of equity, if any;

(ii)           conducting due diligence with respect to the Serviced Assets with an emphasis on exit strategies and exploring, developing and implementing strategic opportunities and plans to restructure debt and equity positions;

(iii)          reviewing current operating statements of profit and loss and past and current rent rolls to assess operating and financial performance and the impact of existing and potential financial and operational issues relating to the collateral for the Serviced Assets;

(iv)          recommending short- and long-term strategic alternatives for the management and disposition of the Serviced Assets based on the relevant market and market trends;

(v)           overseeing rehabilitation projects and assessing whether new appraisals or environmental assessment or physical needs reports are necessary with respect to the collateral for the Serviced Assets;

(vi)          formulating appropriate courses of action and conducting negotiations among all concerned parties regarding the workout of Serviced Assets;

(vii)         structuring workout proposals and preparing analyses indicating the viability thereof;

(viii)        evaluating liquidity concerns and capital adequacy and reserve requirements and performing liquidity analyses of properties and ownership entities with respect to the collateral for the Serviced Assets;

(ix)           preparing and delivering such reports relating to the Serviced Assets as Manager shall reasonably request; and

(x)            performing such other services as may be required from time to time for management and other activities relating to the Serviced Assets as the Manager shall reasonably request.

2.     Term.  This Agreement shall remain in full force and effect throughout the term of the Management Agreement as extended in accordance therewith and terminate simultaneously with the expiration or earlier termination of the Management Agreement, except that Servicer may terminate this Agreement at any time on 60 days notice to Manager.

3.     Fees.

(a)   Servicer shall receive fees for Services rendered under this Agreement equal to 0.15% per annum of the Book Value of each Serviced Asset, except that the fees shall be 0.05% per annum of the Book Value of each Serviced Asset that constitutes a credit tenant lease asset or non-investment grade bond.  “Book Value” means the book value of a Serviced Asset as reflected in the Company’s most recent financial statements.  “Serviced Assets” means the fixed income investments of the Company, other than (i) any securities which are rated investment grade by a nationally recognized rating agency, unless the investment grade bonds have a first-loss position; (ii) securities (whether or not rated) issued by any corporation which are not secured by any pledge of collateral; or (iii) any securities issued by the U.S. government or other temporary investments, such as commercial paper or money market investments, made by the Company, provided, however, that for purposes of this definition, fixed income investments shall include the Company’s credit tenant lease assets.  The fee shall be calculated and paid monthly on or before the fifth day following each month end.  Manager shall be directly obligated to pay accrued fees hereunder, whether or not reimbursed by the Company for such fees as contemplated by the Management Agreement.

(b)   To the extent Servicer accepts appointment as a special servicer or sub-servicer to a special servicer, Servicer shall receive additional fees in such amounts as are customary for fees paid to third parties in similar instances, which are approved by the Independent Directors of the Parent.  Such fees shall be agreed upon by Servicer and such Independent Directors on a case-by-case basis.  The Manager and Servicer shall share equally any fees received by Manager or Servicer for performance of Special Services (but not any Servicer Termination Payment (as defined below)).

(c)   To the extent Manager receives any payment from the Company on account of a termination of the Management Agreement, and such payment is based in part upon the fees for Services and/or Special Services (the “Services Termination Payment”), the Servicer shall be entitled to fifty percent of the Services Termination Payment.

4.     Confidentiality.

(a)   Servicer shall keep confidential any nonpublic information obtained relating to the Serviced Assets and its performance of the Services and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except as permitted or contemplated by, and subject to the limitations in, the Management Agreement.  The provisions of this Section 4(a) shall survive the expiration or earlier termination of this Agreement.

(b)   Promptly after the expiration or earlier termination of this Agreement, Servicer shall return to Manager all confidential and proprietary information provided to or obtained by Servicer pursuant to or in connection with this Agreement and the performance of the Services hereunder, including all copies and extracts thereof in whatever form, in its possession or under its control.

5.     Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and mailed, faxed or delivered by hand or courier service:

(a)   If to Manager, to:

GKK Manager LLC
c/o SL Green Realty Corp.

420 Lexington Avenue
New York, New York 10170
Attention: General Counsel

(b)   If to Servicer, to:

SLG Gramercy Services LLC

c/o SL Green Realty Corp.
420 Lexington Avenue

New York, New York 10170
Attention: President and General Counsel

6.     Cooperation; Further Assistance.  Each party hereto shall cooperate with and provide assistance to the other parties consistent with the terms and conditions hereof to enable (a) the full performance of all obligations hereunder, and (b) the review and audit of books and records as they relate to the provision of the Services; such cooperation and assistance to include, without limitation, providing the other parties and their respective representatives and agents (including, without limitation, outside auditors) with reasonable access, during normal business hours and upon reasonable advance notice, to its employees, representatives and agents and its books, records, offices and properties relating to the Services.

7.     Entire Agreement.  Except for the applicable provisions of the Management Agreement, this Agreement shall constitute the entire agreement among the parties relating to the subject matter hereof and shall supersede all other prior or contemporary agreements, understandings, negotiations and discussions whether oral or written.

8.     Amendment and Modification; Assignment.  Neither this Agreement nor any of the terms or provisions hereof may be changed, supplemented, waived or modified except by a written instrument executed by the parties hereto (or in the case of a waiver, by the party granting such waiver).  Servicer shall have the right to assign, sub-contract or delegate its rights and obligations hereunder to one or more entities which (a) meet in all material respects the then applicable rating criteria issued by Standard & Poor’s for rated servicers of mortgage-backed securities and (b) are reasonably acceptable to the Manager.

9.     Counterparts.  This Agreement may be executed in two or more counterparts, each of which may be signed by any of the parties hereto, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.   Governing Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by, construed, interpreted and enforced in accordance with the internal laws of the State of New York, without regard to any conflicts of laws principles thereof.

11.   Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of hereof and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

12.   Definitions and Interpretation.

(a)   Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Management Agreement.

(b)   Singular and Plural Forms.  The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form, as in each case the context may require.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

GKK MANAGER LLC

By:
Name:
Title:

SLG GRAMERCY SERVICES LLC

By:
Name:
Title: